EXHIBIT 10.2

AMENDMENT AND WAIVER

This AMENDMENT AND WAIVER (this “Amendment and Waiver”) is dated as of April 23, 2008, by and between Ambient Corporation, a Delaware corporation (the “Company”) and Vicis Capital Master Fund (“Vicis”), a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands.

R E C I T A L S:

WHEREAS, pursuant to a Securities Purchase Agreement dated July 31, 2007 by and between the Company and Vicis (the “July SPA”), as amended by that certain First Amendment to the Securities Purchase Agreement, dated November 1, 2007 by and between the Company and Vicis (the “First July SPA Amendment”), as further amended by that certain Second Amendment to the Securities Purchase Agreement, dated January 15, 2008 by and between the Company and Vicis (the “Second July SPA Amendment”), Vicis acquired a Secured Convertible Promissory Note in the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “July Note”), a Series A  Warrant (the “A Warrant”) to purchase common stock of the Company, and a Series B Warrant to purchase common stock of the Company (the “B Warrant”).

WHEREAS, pursuant to a Securities Purchase Agreement dated November 1, 2007 by and between the Company and Vicis (the “November SPA”), as amended by that certain First Amendment to the Securities Purchase Agreement, dated January 15, 2008 by and between the Company and Vicis (the “First November SPA Amendment”), Vicis acquired a Secured Convertible Promissory Note in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “November Note”), a Series C  Warrant (the “C Warrant”) to purchase common stock of the Company, and a Series D Warrant to purchase common stock of the Company (the “D Warrant”).

WHEREAS, pursuant to a Securities Purchase Agreement dated January 15, 2008 by and between the Company and Vicis (the “January SPA”, together with the July SPA and November SPA, each as amended, the “Purchase Agreements”), Vicis acquired a Secured Convertible Promissory Note in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “January Note”, together with the July and November Notes, the “Notes”) and a Series E  Warrant (the “E Warrant”, together with the A, B, C and D Warrants, the “Warrants”) to purchase common stock of the Company.

WHEREAS, pursuant to that certain Registration Rights Agreement dated July 31, 2007, by and between the Company and Vicis (the “Rights Agreement”), as amended by that certain First Amendment to the Registration Rights Agreement, dated November 1, 2007 by and between the Company and Vicis (the “First Amendment”), as further amended by that certain Second Amendment to the Registration Rights Agreement, dated January 15, 2008 by and between the Company and Vicis (the “Second Amendment”), the Company agreed that it would on or before March 28, 2008 (the “Required Filing Date”), file a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register for resale by Vicis shares of the Company’s common stock underlying the Notes and Warrants held by Vicis.

WHEREAS, pursuant to that certain Amendment and Waiver dated March 28, 2008 by and between the Company and Vicis (the “Waiver”), the parties agreed that the Required Filing Date under the Rights Agreement, as amended, would be June 26, 2008, and that the Company will be in default under the Notes if the Registration Statement is not declared effective by the SEC on or before October 24, 2008 (“Event of Default”).

WHEREAS, the parties are on even date herewith entering into a Securities Purchase Agreement, whereby Vicis is acquiring from the Company a certain Series F Warrant (the “Warrant Financing”).

WHEREAS, in connection with the Warrant Financing, the parties desire to change the Required Filing Date under the Rights Agreement, as amended, to December 15, 2008, and Vicis wishes to waive such Event of Default in accordance with the Notes and the Purchase Agreements on the terms as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto hereby agree as follows:

1.

Amendment to Rights Agreement.  The definition for the term “Filing Date” in the Registration Rights Agreement, as amended, is hereby deleted and replaced in its entirety as follows:

“Filing Date” means, subject to Section 2(b) hereof, December 15, 2008; provided  that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

2.

 Waiver of Default.  Vicis hereby irrevocably waives the Event of Default with respect to each Note, provided that, the Registration Statement be declared effective by the SEC on or prior to April 14 2009, subject to the provisions of the Registration Rights Agreement, including, without limitation, Section 2(b) thereof.

3.

Ratification.  Except as expressly amended by this Amendment and Waiver, the terms and conditions of the Purchase Agreements, the Notes, the Warrants, and the Rights Agreement are hereby confirmed and shall remain in full force and effect without impairment or modification.

4.

Conflict.  In the event of any conflict between any of the Purchase Agreements, the Notes, the Warrants, and the Rights Agreement and this Amendment and Waiver, the terms of this Amendment and Waiver shall govern.

5.

Governing Law.  This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law that would require the application of the laws of any other jurisdiction.

6.

Counterparts.  This Amendment and Waiver may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.

AMBIENT CORPORATION

By:	/s/ John J. Joyce
Name:	John J. Joyce
Title:	President

VICIS CAPITAL MASTER FUND, a sub-trust of Vicis Capital Series Master Trust By: Vicis Capital LLC

By:	/s/ Keith W. Hughes
Name:	Keith W. Hughes
Title:	Chief Financial Officer